Exhibit 10.19b

Form of Annual Advisory Fee Termination

[KAR Auction Services, Inc. Letterhead]

December [        ], 2009

ValueAct Capital Master Fund, L.P.

c/o ValueAct Capital

435 Pacific Avenue, 4th Floor

San Francisco, CA 94133

Ladies and Gentlemen:

Reference is made to the Financial Advisory Agreement (the “Advisory Agreement”), dated as of April 20, 2007 and attached hereto as Annex A, whereby KAR Auction Services, Inc. (formerly, KAR Holdings, Inc.) (the “Company”) agreed to retain you, ValueAct Capital Master Fund, L.P. (“ValueAct”), and any of your affiliates or designees (collectively, with ValueAct, the “ValueAct Group”), among other things, to provide consulting and advisory services to the Company commencing on the date thereof for a term ending on the date on which ValueAct and its affiliates cease to own, directly or indirectly, any equity interests of the Company.

In connection with the settlement of the initial public offering (the “Offering”) of [23,000,000] shares of the Company’s common stock, par value $0.01 per share, on the date hereof, the Company and ValueAct Group hereby agree that the annual advisory fee (the “Annual Advisory Fee”) described in the Advisory Agreement [and the obligations of the ValueAct Group to provide services under the Advisory Agreement shall, in each case,] be terminated, effective upon payment referenced in the following sentence. In consideration for the termination of the Annual Advisory Fee, the Company agrees to pay ValueAct a one-time fee of $2,586,320.16 concurrent with the settlement of the Offering.

All other obligations of the Company set forth in the Advisory Agreement shall survive the termination of the Annual Advisory Fee.

This letter agreement shall be governed by the laws of the State of New York.

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If you are in agreement with the foregoing, kindly so indicate by signing a counterpart of this letter, whereupon it will become a binding agreement between us.

Very truly yours,

KAR AUCTION SERVICES, INC.

By:
Name:
Title:

Agreed and accepted:

VALUEACT CAPITAL MASTER FUND, L.P.

By: VA Partners I, LLC, its General Partner

By:
Name:
Title:

Annex A

Financial Advisory Agreement